EXHIBIT 21.1

                                  SUBSIDIARIES

                                                               Names Under
 Name of Subsidiary           Jurisdiction of Incorporation    Which It Operates
 ------------------           -----------------------------    -----------------

1. Worldwide Management, SA   Costa Rica                       Worldwide Management